Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Q1 FY20 GAAP EPS UP 11% TO $0.63 and NON-GAAP EPS UP 14% TO $0.81

Operating Income Up 4% in USD and 6% in Constant Currency

REDWOOD SHORES, Calif., September 11, 2019 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2020 Q1 results. Total Revenues were $9.2 billion, slightly higher in USD and up 2% in constant currency compared to Q1 last year. Cloud Services and License Support revenues were $6.8 billion, while Cloud License and On-Premise License revenues were $812 million.

GAAP Operating Income was up 4% to $2.9 billion and GAAP Operating Margin was 31%. Non-GAAP Operating Income was up 2% to $3.8 billion and non-GAAP Operating Margin was 42%. GAAP Net Income was $2.1 billion and non-GAAP Net Income was $2.8 billion. GAAP Earnings Per Share was up 11% to $0.63 while non-GAAP Earnings Per Share was up 14% to $0.81.

Short-term deferred revenues were $10.1 billion. Operating Cash Flow was $13.8 billion during the trailing twelve months.

“Non-GAAP earnings per share grew 14% in USD and 16% in constant currency,” said Oracle CEO, Safra Catz. “As our low margin hardware businesses continue to get smaller, while our higher margin cloud business continues to get bigger, we expect Oracle’s operating margins, earnings per share and free cash flow all to grow. We’re off to a good start in FY20, and we expect this to be our 3rd consecutive year of double-digit non-GAAP earnings per share growth.”

“Our cloud ERP businesses, including both Fusion ERP and NetSuite ERP, grew 33% in Q1,” said Oracle CEO, Mark Hurd. “We now have over 6,500 Fusion ERP customers and over 18,000 NetSuite ERP customers. This continued strong growth has solidified our number one market leader position in cloud ERP worldwide, and our number one position in the overall applications business in North America.”

“Autonomy is the defining attribute of a Generation 2 Cloud,” said Oracle CTO, Larry Ellison. “Next week at our OpenWorld conference, we will announce more Autonomous Cloud Services to complement the Oracle Autonomous Database.  The Autonomous Database is the most successful new product in Oracle’s history. We added more than 500 new Autonomous Database cloud customers in Q1, and we expect to more than double that in Q2.”

The Board of Directors increased the authorization for share repurchases by $15 billion. The Board of Directors also declared a quarterly cash dividend of $0.24 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 10, 2019, with a payment date of October 24, 2019.

Q1 Fiscal 2020 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:30 p.m. Pacific. You may listen to the call by dialing (816) 287-5563, Passcode: 425392. To access the live webcast, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q1 results and fiscal 2020 financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (855) 859-2056 or (404) 537-3406, Passcode: 9874829.

About Oracle

The Oracle Cloud offers a complete suite of integrated applications for Sales, Service, Marketing, Human Resources, Finance, Supply Chain and Manufacturing, plus Highly- Automated and Secure Generation 2 Infrastructure featuring the Oracle Autonomous Database. For more information about Oracle (NYSE:ORCL), visit us at www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding the growth of our operating margins, earnings per share and free cash flow, and the number of Autonomous Database cloud customers, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (2) Our cloud strategy, including our Oracle Software as a Service and Infrastructure as a Service offerings, may adversely affect our revenues and profitability. (3) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (4) If the security measures for our products and services are compromised and as a result, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, all of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (5) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection. (6) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (7) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (8) Acquisitions present many risks and we may not achieve the financial and strategic goals that were contemplated at the time of a transaction. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of September 11, 2019. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2020 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,				% Increase	% Increase (Decrease)
	2019	% of Revenues	2018	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$6,805	74%	$6,609	72%	3%	4%
Cloud license and on-premise license	812	9%	867	9%	(6%)	(6%)
Hardware	815	9%	904	10%	(10%)	(9%)
Services	786	8%	813	9%	(3%)	(2%)
Total revenues	9,218	100%	9,193	100%	0%	2%
OPERATING EXPENSES
Cloud services and license support	982	11%	913	10%	7%	9%
Hardware	272	3%	326	4%	(17%)	(15%)
Services	703	8%	714	8%	(2%)	0%
Sales and marketing	2,018	22%	2,039	22%	(1%)	0%
Research and development	1,557	17%	1,564	17%	0%	0%
General and administrative	292	3%	321	3%	(9%)	(8%)
Amortization of intangible assets	414	4%	434	5%	(5%)	(5%)
Acquisition related and other	25	0%	14	0%	78%	79%
Restructuring	78	1%	90	1%	(13%)	(10%)
Total operating expenses	6,341	69%	6,415	70%	(1%)	0%
OPERATING INCOME	2,877	31%	2,778	30%	4%	6%
Interest expense	(494)	(5%)	(529)	(5%)	(7%)	(7%)
Non-operating income, net	99	1%	291	3%	(66%)	(66%)
INCOME BEFORE PROVISION FOR INCOME TAXES	2,482	27%	2,540	28%	(2%)	0%
Provision for income taxes	345	4%	275	3%	25%	25%
NET INCOME	$2,137	23%	$2,265	25%	(6%)	(3%)
EARNINGS PER SHARE:
Basic	$0.64		$0.58
Diluted	$0.63		$0.57
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,317		3,904
Diluted	3,410		3,999

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2019 compared with the corresponding prior year period decreased our revenues by 2 percentage points, operating expenses by 1 percentage point and operating income by 2 percentage points.

ORACLE CORPORATION

Q1 FISCAL 2020 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2019 GAAP	Adj.	2019 Non-GAAP	2018 GAAP	Adj.	2018 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$9,218	$2	$9,220	$9,193	$8	$9,201	0%	0%	2%	1%
Cloud services and license support	6,805	2	6,807	6,609	8	6,617	3%	3%	4%	4%
TOTAL OPERATING EXPENSES	$6,341	$(963)	$5,378	$6,415	$(974)	$5,441	(1%)	(1%)	0%	0%
Stock-based compensation (3)	446	(446)	—	436	(436)	—	2%	*	2%	*
Amortization of intangible assets (4)	414	(414)	—	434	(434)	—	(5%)	*	(5%)	*
Acquisition related and other	25	(25)	—	14	(14)	—	78%	*	79%	*
Restructuring	78	(78)	—	90	(90)	—	(13%)	*	(10%)	*
OPERATING INCOME	$2,877	$965	$3,842	$2,778	$982	$3,760	4%	2%	6%	4%
OPERATING MARGIN %	31%		42%	30%		41%	100 bp.	81 bp.	118 bp.	88 bp.
INCOME TAX EFFECTS (5)	$345	$339	$684	$275	$398	$673	25%	2%	25%	3%
NET INCOME	$2,137	$626	$2,763	$2,265	$584	$2,849	(6%)	(3%)	(3%)	(2%)
DILUTED EARNINGS PER SHARE	$0.63		$0.81	$0.57		$0.71	11%	14%	13%	16%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,410	—	3,410	3,999	—	3,999	(15%)	(15%)	(15%)	(15%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2019			Three Months Ended August 31, 2018
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$31	$(31)	$—	$24	$(24)	$—
Hardware	3	(3)	—	3	(3)	—
Services	14	(14)	—	13	(13)	—
Sales and marketing	88	(88)	—	94	(94)	—
Research and development	271	(271)	—	257	(257)	—
General and administrative	39	(39)	—	45	(45)	—
Total stock-based compensation	$446	$(446)	$—	$436	$(436)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of August 31, 2019 was as follows:

Remainder of fiscal 2020	$1,167
Fiscal 2021	1,338
Fiscal 2022	1,090
Fiscal 2023	667
Fiscal 2024	440
Fiscal 2025	124
Thereafter	35
Total intangible assets, net	$4,861

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 13.9% and 10.8% in the first quarter of fiscal 2020 and 2019, respectively, and an effective non-GAAP tax rate of 19.8% and 19.1% in the first quarter of fiscal 2020 and 2019, respectively. The difference in our GAAP and non-GAAP tax rates in the first quarter of fiscal 2020 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets. The difference in our GAAP and non-GAAP tax rates in the first quarter of fiscal 2019 was primarily due to adjustments in our estimates for the one-time effects of the U.S. Tax Cuts and Jobs Act of 2017 (refer to Appendix A for additional information), the net tax effects on stock-based compensation expense, and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2020 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2019	May 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$31,083	$20,514
Marketable securities	4,621	17,313
Trade receivables, net	3,820	5,134
Prepaid expenses and other current assets	2,860	3,425
Total Current Assets	42,384	46,386
Non-Current Assets:
Property, plant and equipment, net	6,264	6,252
Intangible assets, net	4,861	5,279
Goodwill, net	43,733	43,779
Deferred tax assets	2,654	2,696
Other non-current assets	6,333	4,317
Total Non-Current Assets	63,845	62,323
TOTAL ASSETS	$106,229	$108,709
LIABILITIES AND EQUITY
Current liabilities:
Notes payable, current	$3,748	$4,494
Accounts payable	486	580
Accrued compensation and related benefits	1,261	1,628
Deferred revenues	10,089	8,374
Other current liabilities	3,291	3,554
Total Current Liabilities	18,875	18,630
Non-Current Liabilities:
Notes payable and other borrowings, non-current	50,692	51,673
Income taxes payable	13,501	13,295
Other non-current liabilities	4,142	2,748
Total Non-Current Liabilities	68,335	67,716
Equity	19,019	22,363
TOTAL LIABILITIES AND EQUITY	$106,229	$108,709

ORACLE CORPORATION

Q1 FISCAL 2020 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2019	2018
Cash Flows From Operating Activities:
Net income	$2,137	$2,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	336	286
Amortization of intangible assets	414	434
Deferred income taxes	(14)	(112)
Stock-based compensation	446	436
Other, net	60	52
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	1,313	1,390
Decrease in prepaid expenses and other assets	481	309
Decrease in accounts payable and other liabilities	(813)	(561)
(Decrease) increase in income taxes payable	(121)	10
Increase in deferred revenues	1,761	2,213
Net cash provided by operating activities	6,000	6,722
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(216)	(739)
Proceeds from maturities of marketable securities and other investments	879	4,704
Proceeds from sales of marketable securities	12,111	—
Acquisitions, net of cash acquired	(2)	(50)
Capital expenditures	(386)	(383)
Net cash provided by investing activities	12,386	3,532
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(5,005)	(9,967)
Proceeds from issuances of common stock	316	291
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(514)	(379)
Payments of dividends to stockholders	(795)	(742)
Repayments of borrowings	(1,750)	(2,500)
Other, net	(54)	(36)
Net cash used for financing activities	(7,802)	(13,333)
Effect of exchange rate changes on cash and cash equivalents	(15)	(86)
Net increase (decrease) in cash and cash equivalents	10,569	(3,165)
Cash and cash equivalents at beginning of period	20,514	21,620
Cash and cash equivalents at end of period	$31,083	$18,455

ORACLE CORPORATION

Q1 FISCAL 2020 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2019				Fiscal 2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$15,542	$15,238	$14,789	$14,551	$13,829

Capital Expenditures	(1,646)	(1,468)	(1,625)	(1,660)	(1,663)

Free Cash Flow	$13,896	$13,770	$13,164	$12,891	$12,166

% Growth over prior year	10%	10%	(1%)	(6%)	(12%)

GAAP Net Income	$3,708	$3,827	$10,619	$11,083	$10,955

Free Cash Flow as a % of Net Income	375%	360%	124%	116%	111%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q1 FISCAL 2020 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2019					Fiscal 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,609	$6,637	$6,662	$6,799	$26,707	$6,805				$6,805
Cloud license and on-premise license	867	1,217	1,251	2,520	5,855	812				812
Hardware	904	891	915	994	3,704	815				815
Services	813	817	786	823	3,240	786				786
Total revenues	$9,193	$9,562	$9,614	$11,136	$39,506	$9,218				$9,218
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	3%	3%	1%	0%	2%	3%				3%
Cloud license and on-premise license	(3%)	(9%)	(4%)	12%	1%	(6%)				(6%)
Hardware	(4%)	(5%)	(8%)	(11%)	(7%)	(10%)				(10%)
Services	(5%)	(5%)	(1%)	(7%)	(5%)	(3%)				(3%)
Total revenues	1%	0%	(1%)	1%	0%	0%				0%
CONSTANT CURRENCY GROWTH RATES (2)
Cloud services and license support	4%	5%	4%	3%	4%	4%				4%
Cloud license and on-premise license	0%	(6%)	0%	15%	4%	(6%)				(6%)
Hardware	(3%)	(3%)	(4%)	(8%)	(5%)	(9%)				(9%)
Services	(4%)	(2%)	3%	(4%)	(2%)	(2%)				(2%)
Total revenues	2%	2%	3%	4%	3%	2%				2%
CLOUD AND LICENSE REVENUES BY ECOSYSTEM (3)
Applications revenues	$2,761	$2,808	$2,841	$3,081	$11,491	$2,821				$2,821
Infrastructure revenues	4,715	5,046	5,072	6,238	21,071	4,796				4,796
Total cloud and license revenues	$7,476	$7,854	$7,913	$9,319	$32,562	$7,617				$7,617
AS REPORTED REVENUE GROWTH RATES
Applications revenues	6%	5%	5%	2%	4%	2%				2%
Infrastructure revenues	1%	(2%)	(2%)	4%	0%	2%				2%
Total cloud and license revenues	2%	1%	0%	3%	2%	2%				2%
CONSTANT CURRENCY GROWTH RATES (2)
Applications revenues	7%	7%	7%	4%	6%	3%				3%
Infrastructure revenues	2%	1%	2%	7%	3%	3%				3%
Total cloud and license revenues	4%	3%	3%	6%	4%	3%				3%
GEOGRAPHIC REVENUES
Americas	$5,161	$5,243	$5,266	$6,184	$21,856	$5,150				$5,150
Europe/Middle East/Africa	2,576	2,782	2,781	3,132	11,270	2,553				2,553
Asia Pacific	1,456	1,537	1,567	1,820	6,380	1,515				1,515
Total revenues	$9,193	$9,562	$9,614	$11,136	$39,506	$9,218				$9,218

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019 and 2018 for the fiscal 2020 and fiscal 2019 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

(3)

Applications ecosystem revenues represent the sum of applications related cloud services and license support revenues; and applications related license revenues. Infrastructure ecosystem revenues represent the sum of infrastructure related cloud services and license support revenues; and infrastructure related license revenues.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2020 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. Tax Cuts and Jobs Act of 2017:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support  revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs for transitional and certain other employees, integration related professional services, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the U.S. Tax Cuts and Jobs Act of 2017:  The U.S. Tax Cuts and Jobs Act of 2017 (the Tax Act) was signed into law on December 22, 2017. For the three months ended August 31, 2018, we recorded a benefit of $153 million related to adjustments in our estimates of the one-time effects of the Tax Act, including the one-time transition tax on certain foreign subsidiary earnings and the remeasurement of net deferred income tax balances affected by the Tax Act. We have excluded the impacts of this benefit from our non-GAAP income taxes and net income measures for the three months ended August 31, 2018. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.